Exhibit 10.2

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act.  Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

TWELFTH AMENDMENT TO THIRD AMENDED AND RESTATED

CREDIT AND SECURITY AGREEMENT AND WAIVER OF DEFAULT

THIS AMENDMENT (this “Amendment”), dated August 13, 2013, is entered into by and among WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”), and HESKA CORPORATION, a Delaware corporation (“Heska”), Diamond Animal Health, Inc., an Iowa corporation (“Diamond”), and HESKA IMAGING US, LLC,  a Delaware limited liability company (“Heska Imaging”) (each of Heska, Diamond and Heska Imaging may be referred to herein individually as a “Borrower” and collectively as the “Borrowers”).

Recitals

Borrowers Heska and Diamond and Lender are parties to a Third Amended and Restated Credit and Security Agreement dated as of December 30, 2005 (as amended from time to time, the “Credit Agreement”).

Each Borrower has requested that certain amendments be made to the Credit Agreement, including without limitation the addition of Heska Imaging, a newly-acquired subsidiary of Heska, as a Borrower, which amendments Lender is willing to make pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1. Defined Terms. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition:

(a) Section 1.1 of the Credit Agreement is amended by adding or amending and restating, as the case may be, the following definitions:

“Bankruptcy Code” means title 11 of the United States Code, as in effect from time to time.

“Book Net Worth” of a Borrower means the aggregate of the common and preferred stockholders' equity in such Borrower, determined in accordance with GAAP, but excluding (a) the non-cash impact of expensing options, restricted stock or other stock-based compensation under APB 25, SFAS 123, SFAS 123R and/or SFAS 148, (b) the non-cash impact of income or expense relating to deferred tax assets and liabilities caused by the use of net loss carry-forwards, in each case after December 31, 2004, and (c) deferred tax assets.

“Borrower” means Heska, Diamond or Heska Imaging, and “Borrowers” means Heska, Diamond and Heska Imaging.

“Borrowing Base” for a Borrower means, at any time the lesser of:

(a)	the Maximum Line; or

(b)	subject to change from time to time in the Lender's sole discretion:

(i)	85% of Eligible Accounts of such Borrower, plus

(ii)
the lesser of (A) the sum of (1) Eligible Inventory of such Borrower consisting of raw materials multiplied by the Raw Materials Advance Rate plus (2) 55% of Eligible Inventory of such Borrower consisting of finished goods, or (B) the difference of (1) $6,500,000 less (2) the aggregate amount of Advances made to all Borrowers other than such Borrower in reliance on Eligible Inventory.

“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“EBITDA” means, with respect to any fiscal period, the consolidated net income (or loss), of Borrowers and their Subsidiaries, minus extraordinary gains, interest income, non-operating income and income tax benefits and decreases in any change in LIFO reserves, plus non-cash extraordinary losses, non-cash impact of expensing options, restricted stock or other stock-based compensation under APB 25, SFAS 123, SFAS 123R and/or SFAS 148, Interest Expense, income taxes, depreciation and amortization and increases in any change in LIFO reserves for such period, in each case determined on a consolidated basis in accordance with GAAP.

“Fixed Charge Coverage Ratio” means, with respect to each Borrower and its Subsidiaries for any period, the ratio of (i) EBITDA for such period, plus all management, consulting, monitoring, and advisory fees paid during such period to the extent deducted in the calculation of net income of such Borrower and its Subsidiaries minus (a) Non-Financed Capital Expenditures made (to the extent not already incurred in a prior period) or incurred during such period, (b) cash taxes paid during such period, to the extent greater than zero, and (c) all Restricted Junior Payments consisting of Pass-Through Tax Liabilities, to (ii) Fixed Charges for such period.

“Fixed Charges” means, with respect to any fiscal period and with respect to each Borrower determined on a consolidated basis in accordance with GAAP, the sum, without duplication, of (a) cash Interest Expense paid during such period (other than interest paid-in-kind, amortization of financing fees, and other non-cash Interest Expense), (b) principal payments paid in cash in respect of Indebtedness paid during such period, including cash payments with respect to Capital Leases, but excluding principal payments made with respect to the Revolving Note, (c) all management, consulting, monitoring, and advisory fees paid during such period, and (d) all Restricted Junior Payments (other than Pass-Through Tax Liabilities) and other distributions paid in cash during such period.

“Hedge Agreement” means a “swap agreement” as that term is defined in Section 101(53B)(A) of the Bankruptcy Code.

             “Heska Imaging Revolving Note” means the Revolving Note of Heska Imaging and Heska in the form attached as Exhibit A to the Twelfth Amendment to this Agreement.

“Indebtedness” as to any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, or other financial products, (c) all obligations of such Person as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed, (e) all obligations of such Person to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices), (f) all obligations of such Person owing under Hedge Agreements (which amount shall be calculated based on the amount that would be payable by such Person if the Hedge Agreement were terminated on the date of determination), (g) any Prohibited Preferred Stock of such Person, and (h) any obligation of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (g) above.  For purposes of this definition, (i) the amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness, and (ii) the amount of any Indebtedness described in clause (d) above shall be the lower of the amount of the obligation and the fair market value of the assets of such Person securing such obligation.

“Interest Expense” means, for any period, the aggregate of the interest expense of Borrowers and their Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Maturity Date” means December 31, 2015.

“Non-Financed Capital Expenditures” means Capital Expenditures not financed by the seller of the capital asset, by a third party lender or by means of any extension of credit by Lender other than by means of a Revolving Advance.

             “Pass-Through Tax Liabilities” means the amount of state and federal income tax paid or to be paid by the owner of any Stock in a Borrower on taxable income earned by a Borrower and attributable to such owner of Stock as a result of such Borrower’s “pass-through” tax status, assuming the highest marginal income tax rate for federal and state (for the state or states in which any owner of Stock is liable for income taxes with respect to such income) income tax purposes, after taking into account any deduction for state income taxes in calculating the federal income tax liability and all other deductions, credits, deferrals and other reductions available to such owners of Stock from or through such Borrower.

“Preferred Stock” means, as applied to the Stock of any Person, the Stock of any class or classes (however designated) that is preferred with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Stock of any other class of such Person.

“Prepayment Factor” means zero percent (0.0%).

“Pre-Tax Net Income” for a Borrower means, for any period, pre-tax net income from continuing operations (that is, not including extraordinary items, or gains or losses from unusual items or discontinued operations), in each case for such Borrower for such period, as determined in accordance with GAAP, but excluding (a) the non-cash impact of expensing options, restricted stock or other stock-based compensation under APB 25, SFAS 123, SFAS 123R and/or SFAS 148, and (b) the non-cash impact of income or expense relating to deferred tax assets and liabilities caused by the use of net loss carry-forwards.

“Prohibited Preferred Stock” means any Preferred Stock that by its terms is mandatorily redeemable or subject to any other payment obligation (including any obligation to pay dividends, other than dividends of shares of Preferred Stock of the same class and series payable in kind or dividends of shares of common stock) on or before a date that is less than 1 year after the Maturity Date, or, on or before the date that is less than 1 year after the Maturity Date, is redeemable at the option of the holder thereof for cash or assets or securities (other than distributions in kind of shares of Preferred Stock of the same class and series or of shares of common stock).

“Restricted Junior Payment” means (a) any declaration or payment of any dividend or the making of any other payment or distribution on account of Stock issued by any Borrower (including any payment in connection with any merger or consolidation involving any Borrower) or to the direct or indirect holders of Stock issued by any Borrower in its capacity as such (other than dividends or distributions payable in Stock (other than Prohibited Preferred Stock)) issued by any Borrower, or (b) any purchase, redemption, or other acquisition or retirement for value (including in connection with any merger or consolidation involving any Borrower) of any Stock issued by any Borrower.

“Revolving Note” means the Heska Revolving Note, the Diamond Revolving Note or the Heska Imaging Revolving Note.

“Stock” means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

(b)   Section 1.1 of the Credit Agreement is amended by deleting the terms Eligible Foreign Accounts, Foreign Accounts Eligibility Period, and FREP Sublimit and all references thereto in their entirety.

2.    Revolving Advances.  The second sentence of Section 2.2, is hereby amended to read in its entirety as follows:

              “Lender shall have no obligation to make a Revolving Advance to a Borrower if, after giving effect to such requested Revolving Advance, (a) the sum of the outstanding and unpaid Revolving Advances to such Borrower exceeds such Borrower's Borrowing Base, (b) the sum of the outstanding and unpaid Revolving Advances would exceed the Aggregate Borrowing Base, or (c) the results of a collateral exam conducted pursuant to Section 2.9(b) of this Agreement within sixty (60) days after such Revolving Advance is requested are not satisfactory to Lender.”; and

the first sentence of Section 2.2(a) is hereby amended to read in its entirety as follows:

“(a) If no Revolving Advances are outstanding and no Letter of Credit has been issued for such Borrower, and in the case of Heska Imaging’s initial request for a Revolving Advance, such Borrower shall make each request for a Revolving Advance to Lender before 11:00 a.m. (Denver time) of the day that is at least sixty (60) days prior to the day of the Requested Revolving Advance; otherwise, such Borrower shall make each request for a Revolving Advance to Lender before 11:00 a.m. (Denver time) of the day of the requested Revolving Advance.”

3.   Spread. Section 2.7 of the Credit Agreement is hereby amended to read it its entirety as follows:

      “Section 2.7    Spread.  The spread (the “Spread”) means the percentage set forth in the table below opposite the applicable prior-fiscal-year Net Income of the Borrowers, which percentage shall change annually effective as of the first day of the month following the month in which the Borrowers deliver to the Lender their audited financial statements for the prior fiscal year; provided, however, that in no case shall any decrease in the Spread occur during a Default Period:

Prior Fiscal Year Net Income	Spread
Less than $0	3.75%
Greater than or equal to $0 but less than $2,500,000	3.25%
Greater than or equal to $2,500,000 but less than $5,000,000	2.75%
Greater than or equal to $5,000,000	2.25%”

4.   Audit Fees.  Section 2.9(b) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(b)           Audit Fees.  Each Borrower shall pay Lender fees in connection with any collateral exams, audits or inspections conducted by or on behalf of Lender of any Collateral or such Borrower’s operations or business at the rates established from time to time by Lender as its collateral exam fees (which fees are currently $1,000 per day per collateral examiner), together with all actual out-of-pocket costs and expenses incurred in conducting any such collateral examination or inspection; provided, however, that so long as no Default Period exists, Lender will not demand reimbursement for more than:  (i) two such collateral exams in any calendar year during which any Revolving Advances are outstanding or any Letter of Credit has been issued for such Borrower, and (ii) one such collateral exam in any calendar year during which no Revolving Advances are outstanding and no Letter of Credit has been issued for such Borrower.”

5.   Foreign Receivables Eligibility Program Fee.  Section 2.9(e) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(e)           Reserved.”

6.   Issuance of Letters of Credit.  Section 2.18(a) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(a)           Upon any Borrower's Request the Lender shall issue, from time to time until the Termination Date, one or more documentary or standby letters of credit (each, a "Letter of Credit") for such Borrower's account, provided that:

(i)           The Lender shall have no obligation to issue any Letter of Credit for the benefit of a Borrower if (A) a Default Period exists, (B) the face amount of the Letter of Credit to be issued would exceed the lesser of:

(1)           $200,000 less the Aggregate L/C Amount, or

(2)           such Borrower's Availability, or

(C) the results of a collateral exam conducted pursuant to Section 2.9(b) of this Agreement within sixty (60) days after such Letter of Credit is requested are not satisfactory to Lender.

Each Letter of Credit, if any, shall be issued pursuant to a separate L/C Application entered by the applicable Borrower and the Lender, completed in a manner satisfactory to the Lender.  The terms and conditions set forth in each such L/C Application shall supplement the terms and conditions hereof, but if the terms of any such L/C Application and the terms of this Agreement are inconsistent, the terms hereof shall control.”

7.   Reporting.  Section 6.1(d) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(d)           monthly, if there are no Revolving Advances or Letter of Credit outstanding, sales journals, collection reports and credit memos of each Borrower, otherwise weekly (or more frequently if Lender so requires).”

8.   Past Due Payables.  Section 6.5 of the Credit Agreement is hereby amended to delete the last sentence thereof in its entirety.

9.   Minimum Capital Changed to Minimum Consolidated Book Net Worth.  Section 6.12 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Section 6.12 Minimum Consolidated Book Net Worth.  Heska shall maintain, on a consolidated basis, Book Net Worth:  (a) of not less than $16,000,000 as of the last day of each month during calendar year 2013, and (b) $15,000,000 as of the last day of each month during calendar year 2014.  Effective January 31, 2015, Heska no longer shall be required to test Book Net Worth on a consolidated basis and this Section 6.12 shall become [Reserved].”

10.   Minimum Net Income Changed to Minimum Consolidated Pre-Tax Net Income.  Section 6.13 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Section 6.13 Minimum Consolidated Pre-Tax Net Income.  Heska will achieve, on a consolidated basis, during each period described below, Pre-Tax Net Income in an amount not less than the amount set forth opposite such period (amounts in parentheses denote negative numbers):

Period	Minimum Pre-Tax Net Income
Nine months ending September 30, 2013	($4,600,000)
Twelve months ending December 31, 2013	($4,100,000)
Three months ending March 31, 2014	($1,100,000)
Six months ending June 30, 2014	($1,500,000)
Nine months ending September 30, 2014	($700,000)
Twelve months ending December 31, 2014	$250,000”

Effective January 31, 2015, Heska no longer shall be required to test Pre-Tax Net Income on a consolidated basis and this Section 6.13 shall become [Reserved].”

11.   Minimum Liquidity.  Section 6.14 of the Credit Agreement is hereby amended to read in its entirety as follows:

                 “Section 6.14 [Reserved].”

12.   Minimum Individual Book Net Worth.  Section 6.15 of the Credit Agreement is hereby amended to read in its entirety as follows:

         “Section 6.15 Minimum Individual Book Net Worth. Each Borrower shall at all times maintain its Book Net Worth, calculated without regard to any Subsidiary or other Affiliate, at an amount greater than $1.00.”

13.   Fixed Charge Coverage Ratio.  A new Section 6.16 is hereby added to the Credit Agreement to read in its entirety as follows:

        “Section 6.16 Fixed Charge Coverage Ratio.  Borrowers shall maintain, on a consolidated basis, a Fixed Charge Coverage Ratio, measured monthly on a trailing twelve-month basis at the end of each month, commencing with the month ended January 31, 2015, of not less than 1.50:1.00.”

14.   Permitted Liens.  Section 7.1(b) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(b)  Liens in existence on the date hereof, or in the case of Heska Imaging, on the date it became a Borrower, and listed in Schedule 7.1 hereto;”

15.   Permitted Indebtedness.  Section 7.2(b) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(b)  indebtedness of such Borrower in existence on the date hereof, or in the case of Heska Imaging, on the date it became a Borrower, and listed in Schedule 7.2 hereto;”

16.   Investments and Subsidiaries.  Section 7.4 of the Credit Agreement is hereby amended by amending clause (a)(v) thereof to read in its entirety as follows:

 “(v)           unless a Default Period exists or would exist immediately after or as a result of any such advance or contribution, advances or contributions by Heska to any Subsidiary that is not a Borrower; provided, however, that (A) both before and after such advance or contribution Heska's Tangible Net Worth must equal or exceed $100,000 and (B) all contributions and advances made in reliance on this subsection (v) shall not exceed $700,000 in the aggregate in any fiscal year that ends prior to January 31, 2015;” and

Further, with respect to Section 7.4(a)(x), Lender hereby confirms its consent to Heska’s investment that resulted in its new Subsidiary, Heska Imaging, without requiring delivery of all items set forth in Section 7.4(b)(1) concurrently with the closing of the investment.

17.   Capital Expenditures.  Section 7.10 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Section 7.10 Capital Expenditures.  Borrowers, together with any Affiliates, will not incur or contract to incur, in the aggregate, Capital Expenditures in the aggregate during the fiscal year-to-date period ending on any date described below in excess of the amount set forth opposite such period:

Date	Maximum Capital Expenditures
August 31, 2013	$2,000,000
September 30, 2013	$2,000,000
October 31, 2013	$2,000,000
November 30, 2013	$2,000,000
December 31, 2013	$2,000,000
January 1, 2014	$1,350,000
February 28, 2014	$1,350,000
March 31, 2014	$1,350,000
April 30, 2014	$1,350,000
May 31, 2014	$1,350,000
June 30, 2014	$1,350,000
July 31, 2014	$1,350,000
August 31, 2014	$1,350,000
September 30, 2014	$1,350,000
October 31, 2014	$1,350,000
November 30, 2014	$1,350,000
December 31, 2014	$1,350,000

Effective January 31, 2015, Borrowers no longer shall be required to test Capital Expenditures and this Section 7.10 shall become [Reserved].”

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

18.   Address for Notices, Etc.  Section 9.5 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Section 9.5  Addresses for Notices, Etc.  Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed or telecopied to the party to whom notice is being given at its address or telecopier number as set forth below:

If to the Borrowers:

Heska Corporation
3760 Rocky Mountain Avenue
Loveland, Colorado 80538
Telecopier:  970-619-6003
Attention:  Chief Financial Officer

Diamond Animal Health, Inc.
c/o Heska Corporation
3760 Rocky Mountain Avenue
Loveland, Colorado 80538
Telecopier:  970-619-6003
Attention:  Chief Financial Officer

Heska Imaging US, LLC
c/o Heska Corporation
3760 Rocky Mountain Avenue
Loveland, Colorado 80538
Telecopier:  970-619-6003
Attention:  Chief Financial Officer

If to the Lender:

Wells Fargo Bank, National Association
[***]
[***]
[***]
Telecopier:  [***]
Attention:  [***]

or, as to each party, at such other address or telecopier number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on (a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, (c) the date sent if sent by overnight courier, or (d) the date of transmission if delivered by telecopy, except that notices or requests to the Lender pursuant to any of the provisions of Article II shall not be effective until received by the Lender.

19.   Compliance Certificate.  Exhibit B to the Credit Agreement is replaced in its entirety by Exhibit B to this Amendment.

20.   Schedule 7.1.  Schedule 7.1 to the Credit Agreement is replaced in its entirety by Exhibit C to this Amendment.

21.   Schedule 7.2.  Schedule 7.2 to the Credit Agreement is replaced in its entirety by Exhibit D to this Amendment.

22.   No Other Changes.  Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

23.   Waiver of Default.  Each of Heska and Diamond is in default of  the following provision of the Credit Agreement (the “Existing Default”):

Section/Covenant	Required Performance	Actual Performance
6.13/Minimum Net Income	($1,250,000)	($3,690,000)

Upon the terms and subject to the conditions set forth in this Amendment, Lender hereby waives the Existing Default.  This waiver shall be effective only in this specific instance and for the specific purpose for which it is given, and this waiver shall not entitle any Borrower to any other or further waiver in any similar or other circumstances.

24.   Amendment Fee.  Each Borrower agrees, jointly and severally, to pay Lender as of the date hereof a fully earned, non-refundable fee in the amount of $30,000 in consideration of Lender’s execution and delivery of this Amendment.

25.   Conditions Precedent.  This Amendment, and the waiver set forth in Paragraph 23 hereof, shall be effective when Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to Lender:

(a)   The Heska Imaging Revolving Note.

(b)   A Second Amendment to Patent and Trademark Security Agreement.

(c)    A Certificate of Authority of Heska Imaging certifying as to the resolutions of its governing body approving Heska Imaging becoming a Borrower and pledging its assets as Collateral.

(d)    A Certificate of Authority of each Borrower certifying as to the resolutions of such Borrower’s board of directors or other governing body, approving the execution and delivery of this Amendment.

(e)   Payment of the fee described in paragraph 24.

(f)   Such other matters as the Lender may require.

26.   Representations and Warranties. The Borrowers hereby represent and warrant to the Lender as follows:

(a)   The Borrowers have all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder, and to perform all of its obligations hereunder and thereunder, and this Amendment and such other agreements and instruments have been duly executed and delivered by the Borrowers and constitute the legal, valid and binding obligation of the Borrowers, enforceable in accordance with their terms.

(b)   The execution, delivery and performance by the Borrowers of this Amendment and any other agreements or instruments required hereunder, have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrowers, or the articles of incorporation or by-laws of the Borrowers, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower is a party or by which it or its properties may be bound or affected.

(c)   All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

27.   No Other Waiver.  Except as otherwise provided in Paragraph 23 hereof, the execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or a waiver of any breach, default or event of default under any Loan Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

28.   Release. The Borrowers hereby absolutely and unconditionally release and forever discharge the Lender, and any and all participants, parent entities, subsidiary entities, affiliated entities, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents, attorneys and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which any Borrower has had, now has or has made claim to have against any such Person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

29.   Costs and Expenses. The Borrowers hereby reaffirm their agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrowers specifically agree to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrowers hereby agree that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrowers, make a loan to the Borrowers under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses and the fee required under Paragraph 24 of this Amendment.

30.   Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this exhibit, has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

HESKA CORPORATION By /s/ Jason Napolitano Its Chief Financial Officer	DIAMOND ANIMAL HEALTH, INC. By /s/ Jason Napolitano Its Chief Financial Officer
HESKA IMAGING US, LLC By /s/ Jason Napolitano Its Chief Financial Officer WELLS FARGO BANK, NATIONAL ASSOCIATION By [***] [***], Authorized Signatory

Exhibit A to Twelfth Amendment

REVOLVING NOTE

(Heska Imaging)

$15,000,000
Denver, Colorado
August  ____, 2013

           For value received, each of the undersigned, HESKA IMAGING US, LLC, a Delaware limited liability company, and HESKA CORPORATION, a Delaware corporation (collectively, the "Borrowers"), hereby jointly and severally promise to pay on the Termination Date under the Credit Agreement (defined below), to the order of WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender"), at its main office in Denver, Colorado, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Fifteen Million Dollars ($15,000,000) or, if less, the aggregate unpaid principal amount of all Revolving Advances made by the Lender to Heska Imaging under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Third Amended and Restated Credit and Security Agreement dated as of December 30, 2005 (as the same may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement") by and among the Lender, the Borrowers and Diamond Animal Health, Inc. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

           This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Heska Imaging Revolving Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

           Borrowers hereby, jointly and severally, agree to pay all costs of collection, including attorneys’ fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

           Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

HESKA IMAGING US, LLC By Its _________________________________	HESKA CORPORATION By Its _________________________________

A-1

Exhibit B to Twelfth Amendment

Compliance Certificate

To:	______________________
Wells Fargo Capital Finance

Date:	__________________, 20__

Subject:	Heska Corporation
Financial Statements

In accordance with our Third Amended and Restated Credit and Security Agreement dated as of December 30, 2005 (the “Credit Agreement”), attached are the financial statements of Heska Corporation (“Heska”) as of and for ________________, 20___ (the “Reporting Date”) and the year-to-date period then ended (the “Current Financials”). All terms used in this certificate have the meanings given in the Credit Agreement.

I certify that, to the best of my knowledge, the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the Borrowers’ financial condition and the results of its operations as of the date thereof.

Events of Default. (Check one):
☐	The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement.
☐	The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement and attached hereto is a statement of the facts with respect to thereto.
I hereby certify to the Lender as follows:
☐	The Reporting Date does not mark the end of one of the Borrowers’ fiscal quarters, hence I am completing all paragraphs below except paragraph 4.
☐	The Reporting Date marks the end of one of the Borrowers’ fiscal quarters, hence I am completing all paragraphs below.

Financial Covenants. I further hereby certify as follows:

1.   Spread. Pursuant to Section 2.7 of the Credit Agreement, as of the Reporting Date, Heska's prior-fiscal-year Net Income was, on a consolidated basis, $_________________, which determines a base Spread of ______% pursuant to the table below (amounts in parentheses denote negative numbers).

Prior Fiscal Year Net Income	Spread
Less than $0	3.75%
Greater than or equal to $0 but less than $2,500,000	3.25%
Greater than or equal to $2,500,000 but less than $5,000,000	2.75%
Greater than or equal to $5,000,000	2.25%

2.           Minimum Consolidated Book Net Worth. Pursuant to Section 6.12 of the Credit Agreement, as of the Reporting Date, Heska's Book Net Worth was, on a consolidated basis, $_________________, which  ☐  satisfies  ☐  does not satisfy the requirement that such amount be (a) not less than $16,000,000 as of the last day of each month during calendar year 2013, and (b) $15,000,000 as of the last day of each month during calendar year 2014.  Effective January 31, 2015, Heska no longer shall be required to test Book Net Worth on a consolidated basis or to complete this Section 2 of the Compliance Certificate.

3.           Minimum Consolidated Pre-Tax Net Income.  Pursuant to Section 6.13 of the Credit Agreement, as of the Reporting Date, Heska's Pre-Tax Net Income was, on a consolidated basis, $_________________, which ☐ satisfies ☐ does not satisfy the requirement that such amount be no less than $______________ on the Reporting Date, as set forth in the table below:

Period	Minimum Pre-Tax Net Income
Nine months ending September 30, 2013	($4,600,000)
Twelve months ending December 31, 2013	($4,100,000)
Three months ending March 31, 2014	($1,100,000)
Six months ending June 30, 2014	($1,500,000)
Nine months ending September 30, 2014	($700,000)
Twelve months ending December 31, 2014	$250,000

Effective January 31, 2015, Heska no longer shall be required to test Pre-Tax Net Income on a consolidated basis or to complete this Section 3 of the Compliance Certificate.

4.           Minimum Individual Book Net Worth.  Pursuant to Section 6.15 of the Credit Agreement, as of the Reporting Date, Heska's Book Net Worth was $_________________, Diamond's Book Net Worth was $_________________, and Heska Imaging’s Book Net Worth was $_________________, which ☐ satisfies ☐ does not satisfy the requirement that such amounts be no less than $1.00 on the Reporting Date.

5.           Fixed Charge Coverage Ratio.  Pursuant to Section 6.16 of the Credit Agreement, commencing with the month ended January 31, 2015, as of the Reporting Date, Borrowers’ Fixed Charge Coverage ratio was, on a consolidated basis, ___:1.00, which ☐ satisfies ☐ does not satisfy the requirement that such ratio be not less than 1.50:1.00.

6.           Maximum Contributions.  Pursuant to Section 7.4(a)(v) of the Credit Agreement, as of the Reporting Date, Heska's fiscal year-to-date aggregate contributions to non-Borrower Subsidiaries was $_________________, which ☐ satisfies ☐ does not satisfy the requirement that such amounts be no more than $700,000 during any fiscal year that ends prior to January 31, 2015.

7.           Capital Expenditures.  Pursuant to Section 7.10 of the Credit Agreement, for the fiscal year-to-date period ending on the Reporting Date, Heska's Capital Expenditures were, in the aggregate and on a consolidated basis, $_______________ which ☐ satisfies ☐ does not satisfy the requirement that such amount be not more than $_______________ during the period ending on the Reporting Date, as set forth in the table below and adjusted, if applicable, in accordance with Section 7.10:

Period	Maximum Capital Expenditures
August 31, 2013	$2,000,000
September 30, 2013	$2,000,000
October 31, 2013	$2,000,000
November 30, 2013	$2,000,000
December 31, 2013	$2,000,000
January 1, 2014	$1,350,000
February 28, 2014	$1,350,000
March 31, 2014	$1,350,000
April 30, 2014	$1,350,000
May 31, 2014	$1,350,000
June 30, 2014	$1,350,000
July 31, 2014	$1,350,000
August 31, 2014	$1,350,000
September 30, 2014	$1,350,000
October 31, 2014	$1,350,000
November 30, 2014	$1,350,000
December 31, 2014	$1,350,000

Effective January 31, 2015, Borrowers no longer shall be required to test Capital Expenditures or to complete this Section 7 of the Compliance Certificate.

Attached hereto are all relevant facts in reasonable detail to evidence the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.

HESKA CORPORATION

By _____________________________________
Its ___________________________________

Exhibit C to Twelfth Amendment

Schedule 7.1 to Third Amended and Restated Credit and Security Agreement

Permitted Liens

Borrower:  Heska Imaging US, LLC

Creditor	Collateral	Jurisdiction	Filing Date	Filing No.
De Lage Landen Financial Services, Inc.	Various Demo/Inventory per Ex. A to UCC-1	Delaware	06/27/2012	22484907
Esaote North America, Inc.	Various Inventory per UCC-1 Filing	Illinois	9/20/12	17612301

Other Borrowers:

None

C-1

Exhibit D to Twelfth Amendment

Schedule 7.2 to Third Amended and Restated Credit and Security Agreement

Permitted Indebtedness and Guaranties

Indebtedness

Heska Imaging US, LLC

Lender	Final Pmt Due	Type	Amt Due	Assets Secured
De Lage Landen Financial Services, Inc.	6/2017	Loan	$563,890	Demo/Inventory
De Lage Landen Financial Services, Inc.	Demand	ST Loan	$348,000	Specified Inventory
Esaote North America, Inc.	Demand	Loan	$509,372	Specified Inventory

Guaranties

Primary Obligor	Amount and Description of Obligation Guaranteed	Beneficiary of Guaranty

None

D-1